Exhibit 4.46

AMENDMENT NO. 2 TO INDENTURE

THIS AMENDMENT NO. 2, dated as of June 21, 2010 (the “Amendment”), to the Indenture (as defined below), is entered into by TAL Advantage III LLC, a Delaware limited liability company (the “Issuer”), Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and consented to by the Requisite Global Majority.

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture, dated as of October 23, 2009 (as amended, supplemented and otherwise modified from time to time, the “Indenture”); and

WHEREAS, the parties hereto desire to amend the Indenture as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.                      Defined Terms.  Unless otherwise amended by the terms of this Amendment, capitalized terms used in this Amendment shall have the meanings assigned in the Indenture.

SECTION 2.                      Amendment to Indenture.  The Indenture is hereby amended as follows:

(1)                                  The following defined term is added to Appendix A in the appropriate alphabetical order:

“Restricted Cash Effective Date:  The Closing Date.”

(2)                                  The words “2:00 p.m. (New York City time)” in the second and third lines of Section 205(d) of the Indenture are changed to “11:00 a.m. (New York City time)”.

SECTION 3.                      Representations and Warranties.  The Issuer hereby confirms that each of the representations and warranties set forth in Article VI of the Indenture is true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relates to earlier dates.

SECTION 4.                      Effectiveness.

(a)                                  Except as expressly amended by the terms of this Amendment, all terms and conditions of the Indenture, as amended, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

(b)                                 This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)                                  After the execution and delivery hereof by the parties hereto, (i) this Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

(d)                                 Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under the Indenture.

SECTION 5.                      Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (which may include facsimile or PDF file), each of which shall be executed by the Issuer, the Indenture Trustee and the Series 2009-1 Noteholders, and be deemed an original and all of which shall constitute together but one and the same agreement.

SECTION 6.                      Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

SECTION 7.                      Consent to Jurisdiction.  The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 8.                      Entire Agreement.  This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TAL ADVANTAGE III LLC, as Issuer

By:
Name:
Title:

Amendment 2 to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee

By:
Name:
Title:

Amendment 2 to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Series 2009-1 Noteholder

By:

Name:
Title:

Amendment 2 to Indenture

DVB BANK S.E., as a Series 2009-1 Noteholder

By:

Name:
Title:

Amendment 2 to Indenture

FORTIS BANK (NEDERLAND) N.V.,
as a Series 2009-1 Noteholder

By:

Name:
Title:

Amendment 2 to Indenture